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                                                                    EXHIBIT 12.1


                                  NOVELIS, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (IN MILLIONS OF US$)


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

                                                                 YEARS ENDED DECEMBER 31,                         SIX MONTHS
                                                   -------------------------------------------------------------     ENDED
                                                     2004        2003         2002      2001      2000           JUNE 30, 2005
                                                   --------------------------------------------------------------------------------
EARNINGS BEFORE FIXED CHARGES
Net income (loss) from continuing operations
before cumulative effect of accounting change
and extraordinary items                             $  55       $ 157       $  75        $(137)       $  82        $  11
Less: Equity income of less than 50%
      owned companies                                  (6)         (6)         (8)          (5)          (6)          (4)
Plus: Dividends received from less than
      50% owned companies                               2          --          --           --           --            1
Plus: Minority interest of subsidiaries that
      have fixed charges                               10           3          (8)         (17)         (10)          11
                                                    -----       -----       -----        -----        -----        -----
EARNINGS BEFORE FIXED CHARGES                       $  61       $ 154       $  59        $(159)       $  66        $  19
                                                    -----       -----       -----        -----        -----        -----

FIXED CHARGES
Amount representative of interest factor in
   rentals                                          $   6       $   5       $   5        $   5        $   5        $   2
Interest expense - net                                 74          40          42           64           62           94

Interest expense, 50% owned companies                   2           1           5            7            7            1

Capitalized interest                                    1           1           1           --            1           --
                                                    -----       -----       -----        -----        -----        -----
TOTAL FIXED CHARGES                                 $  83       $  47       $  53        $  76        $  75        $  97
                                                    -----       -----       -----        -----        -----        -----
Less:  Capitalized interest                            (1)         (1)         (1)          --           (1)          --
                                                    -----       -----       -----        -----        -----        -----
FIXED CHARGES ADDED TO INCOME/(LOSS)                $  82       $  46       $  52        $  76        $  74        $  97
                                                    -----       -----       -----        -----        -----        -----
Plus:  Amortization of capitalized interest             6           8           7            9            8            3
Income taxes                                          166          50          77            6           60           44
                                                    -----       -----       -----        -----        -----        -----
EARNINGS BEFORE FIXED CHARGES AND INCOME TAXES      $ 315       $ 258       $ 195        $ (68)       $ 208        $ 163
                                                    -----       -----       -----        -----        -----        -----
RATIO OF EARNINGS TO FIXED CHARGES                    3.8x        5.5x        3.7x          (A)         2.8x         1.7x
                                                    =====       =====       =====        =====        =====        =====

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(A) Due to our net loss in 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $68 million to achieve coverage of 1:1.